UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2013 (April 23, 2013)

Merge Healthcare Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

200 E. Randolph Street, 24th Floor
Chicago, Illinois 60601-6436
(Address of principal executive offices, including zip code)

(312) 565-6868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Senior Credit Facilities

On April 23, 2013, Merge Healthcare Incorporated (“Merge” or the “Company”) entered into new senior secured credit facilities consisting of a term loan in an aggregate principal amount of $255 million (the “Term Loan”) and a revolving credit facility in an aggregate principal amount of up to $20 million (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among Merge, as Borrower, the Lenders party thereto from time to time, Jefferies Finance LLC, as Lead Arranger, Book Runner, Administrative Agent and Collateral Agent, and Bank of America, N.A., as Swingline Lender, Issuing Bank and Documentation Agent. On the closing date of the Credit Agreement, Merge used the proceeds of the Term Loan to fund the purchase of its outstanding 11.75% Senior Secured Notes due 2015 (the “Notes”) accepted for purchase pursuant to its previously announced cash tender offer and consent solicitation (the “Tender Offer”), to fund the redemption of all of the remaining Notes not tendered pursuant to the Tender Offer as further discussed in Item 1.02 below, and to pay related fees and expenses. Going forward, the proceeds of the Revolving Credit Facility will be used to provide ongoing working capital and for other general corporate purposes of Merge and its subsidiaries.

The Term Loan has a term of 6 years, and the Revolving Credit Facility has a term of 5 years and includes a $5 million subfacility for standby letters of credit and a $5 million subfacility for swingline loans. Subject to the terms and conditions of the Credit Agreement, without the consent of the then existing lenders (but subject to the receipt of commitments), the Term Loan or Revolving Credit Facility may be increased (i) by an aggregate principal amount, for all such increases of the Term Loan and under the Revolving Credit Facility, as would not, after giving effect to any such increase, cause the Company’s total leverage ratio to exceed 4.25 to 1.00 and (ii) by an aggregate principal amount, for all such increases under the Revolving Credit Facility, not to exceed $20 million, subject to a maximum of 6 such increases over the life of the Credit Agreement and to certain minimum threshold amounts.

Interest and Fees. Borrowings under the Credit Agreement bear interest at a floating rate which can be, at the Company’s option, either (i) a LIBOR borrowing rate for a specified interest period plus an applicable margin or, (ii) an alternative base rate plus an applicable margin, subject to a LIBOR rate floor of 1.25% or a base rate floor of 2.25%, as applicable. The applicable margin for borrowings under the Credit Agreement is 4.75% per annum for LIBOR loans and 3.75% per annum for base rate loans. If an event of default occurs under the Credit Agreement, the applicable interest rate will increase by 2.00% per annum during the continuance of such event of default.

The Revolving Credit Facility is subject to (i) an unused commitment fee of 0.50% per annum of the average daily unused amount of the Revolving Credit Facility; (ii) a letter of credit participation fee on the aggregate stated amount of each letter of credit available to be drawn equal to the applicable margin for LIBOR loans; (iii) a letter of credit fronting fee equal to 0.20% per annum on the daily amount of each letter of credit available to be drawn; and (iv) certain other customary fees and expenses payable to the Issuing Bank.

Guarantees and Collateral. The Company’s obligations under the Credit Agreement are guaranteed by substantially all of its current domestic subsidiaries (together with Merge, collectively, the “Loan Parties”) and future direct and indirect material subsidiaries of Merge (the “Subsidiary Guarantors”) (other than subsidiaries that are controlled foreign corporations as defined in Section 957 of the Internal Revenue Code of 1986, as amended). The Company’s obligations under the Credit Agreement and the related loan documents are secured by first priority perfected liens on substantially all of the assets of the Loan Parties, other than 35% of the voting equity interests in their direct foreign subsidiaries and certain exceptions set forth in the Security Agreement, dated as of April 23, 2013 (the “Security Agreement”), among the Loan Parties and Jefferies Finance LLC, as Collateral Agent, and the other related loan documents.

Covenants. The Credit Agreement includes a financial covenant that requires the Company to maintain a total leverage ratio, initially, of not more than 5.50 to 1.00 and, by the end of 2015, of not more than 4.00 to 1.00. The Credit Agreement also includes representations, affirmative covenants and other negative covenants that are customary for credit facilities of this type, including covenants that, subject to exceptions described in the Credit Agreement, restrict the ability of Merge and its subsidiaries: (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens; (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party; (viii) to make acquisitions; (ix) to make capital expenditures in excess of certain prescribed amounts set forth in the Credit Agreement; (x) to prepay indebtedness; and (xi) to pay dividends.

Events of Default. The Credit Agreement also includes customary events of default, including payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-default to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, certain change of control events and other customary events of default. The events of default are subject to certain exceptions and cure rights.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 23, 2013, as further discussed in Item 1.01 above, Merge used the proceeds from the Term Loan together with other available funds to fund the payment of consideration and certain costs relating to the early settlement of the Notes tendered in connection with the Tender Offer. Also on April 23, 2013, Merge issued a notice of redemption to redeem on May 1, 2013 all Notes not tendered and accepted for purchase pursuant to the Tender Offer. Concurrently with such notice of redemption, and pursuant to the satisfaction and discharge provisions of the indenture governing the Notes, dated as of April 28, 2010 (the “Indenture”), among Merge, the subsidiaries of Merge party thereto as guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, the Indenture was discharged.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As described above in Item 1.01, on April 23, 2013, Merge entered into a new Credit Agreement. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 10.1	Credit Agreement, dated as of April 23, 2013, among Merge Healthcare Incorporated, as Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto from time to time, Jefferies Finance LLC, as Lead Arranger, Book Runner, Administrative Agent and Collateral Agent, and Bank of America, N.A., as Swingline Lender, Issuing Bank and Documentation Agent.

Exhibit 10.2	Security Agreement, dated as of April 23, 2013, among Merge Healthcare Incorporated, the subsidiaries of Merge Healthcare Incorporated party thereto and Jefferies Finance LLC, as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: April 29, 2013	By:	/s/ Ann G. Mayberry-French
	Name:	Ann G. Mayberry-French
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Credit Agreement, dated as of April 23, 2013, among Merge Healthcare Incorporated, as Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto from time to time, Jefferies Finance LLC, as Lead Arranger, Book Runner, Administrative Agent and Collateral Agent, and Bank of America, N.A., as Swingline Lender, Issuing Bank and Documentation Agent.

Exhibit 10.2	Security Agreement, dated as of April 23, 2013, among Merge Healthcare Incorporated, the subsidiaries of Merge Healthcare Incorporated party thereto and Jefferies Finance LLC, as Collateral Agent.